UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

Duke Energy Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip Code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

On March 29, 2019, Duke Energy Corporation (the “Company”) consummated the public offering of 40,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share, with a liquidation preference of $25,000 per share (the “Series A Preferred Stock”). Under the terms of the Series A Preferred Stock, the Company’s ability to declare or pay dividends on, or purchase, redeem or otherwise acquire for consideration by the Company, directly or indirectly, shares of its common stock or any class or series of capital stock of the Company that rank junior to the Series A Preferred Stock will be subject to certain restrictions in the event that the Company does not declare and pay (or does not declare and set aside a sum sufficient for the payment thereof) the full cumulative dividends on the Series A Preferred Stock through the most recently completed dividend period.  The terms of the Series A Preferred Stock, including such restrictions, are more fully described in, and this description is qualified in its entirety by reference to, the Certificate of Designations (as defined in Item 5.03 below), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2019, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preference, limitations and relative rights of the Series A Preferred Stock.  The Certificate of Designations became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events.

On March 29, 2019, the Company consummated the issuance and sale of the Depositary Shares pursuant to an underwriting agreement, dated March 25, 2019 (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters the Depositary Shares.  The public offering price for the Depositary Shares was $25.00. Pursuant to the Underwriting Agreement, the Underwriters received an underwriting discount of $0.7875 per Depositary Share in respect of 26,984,590 shares sold to retail investors, and an underwriting discount of $0.5000 per share in respect of 13,015,410 Depositary Shares sold to institutional investors.  The Depositary Shares were issued pursuant to a Deposit Agreement (the “Deposit Agreement”), dated as of March 29, 2019, among the Company, Equiniti Trust Company, as depositary, and the holders from time to time of the depositary receipts described therein.  The disclosure in this Item 8.01 is qualified in its entirety by the provisions of the Underwriting Agreement, which is filed as Exhibit 99.1 hereto and the Deposit Agreement which is filed as Exhibit 4.1 hereto.  Such exhibits are incorporated herein by reference.  Also, in connection with the issuance and sale of the Depositary Shares, the Company is filing a legal opinion regarding the validity of the Depositary Shares as Exhibit 5.1 to this Form 8-K for the purpose of incorporating such opinion into the Company’s Registration Statement on Form S-3, as amended, No. 333-213765.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designations with respect to the Series A Preferred Stock, dated March 28, 2019.

4.1	Deposit Agreement, dated as of March 29, 2019, among the Company, Equiniti Trust Company, as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1).

4.3	Form of Certificate representing the Series A Preferred Stock (included as Exhibit A to 3.1).

5.1	Opinion of Robert T. Lucas III regarding validity of the Depositary Shares.

23.1	Consent of Robert T. Lucas III (included as part of Exhibit 5.1).

99.1

Underwriting Agreement, dated March 25, 2019, among the Company, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: March 29, 2019
	By:	/s/ Robert T. Lucas III
Name: Robert T. Lucas III
Title: Assistant Corporate Secretary